Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces Fourth Quarter and Full Year 2015 Earnings Results

•	Quarterly revenue of $61.8M without contract dispute, $52.2 million including the dispute, consisting of:

•	Managed Services revenue of $57.1 million, a decrease of 6.2% compared to prior quarter

•	Telecoms Systems Integration (TSI) revenue, excluding a project under contractual dispute, of $4.7 million, a decrease of 14.5% over prior quarter and;

•	Negative revenue adjustments of $9.6 million related to a TSI contractual dispute

•	TSI segment incurred negative income adjustments totaling $15.6 million related to an ongoing project contractual dispute. These adjustments included:

•	Negative revenue adjustments of $9.6 million

•	Project costs and accruals of $6.0 million

•	Quarterly Adjusted EBITDA of $12.4 million, excluding the $15.6 million of negative income adjustments related to the TSI contractual dispute, and a negative $3.2 million including the dispute.

HOUSTON – February 29, 2016 – RigNet, Inc. (NASDAQ: RNET), a leading global provider of digital technology solutions focusing on serving energy facilities, maritime vessels and other global remote locations, today reported results for the quarterly and full year periods ended December 31, 2015.

Quarterly revenue was $61.8 million, excluding negative revenue adjustments of $9.6 million related to a Telecoms Systems Integration (TSI) contractual dispute, representing decreases of $24.9 million and $4.5 million, respectively, as compared to the prior year and prior quarters. These decreases resulted from Managed Services revenue which decreased $16.4 million and $3.7 million, respectively, as compared to the prior year and prior quarters, primarily due to reduced spending by oil and gas operators on upstream drilling projects as a result of lower commodity prices. Quarterly revenue, including the TSI contract dispute, was $52.2 million.

Due to an ongoing contract dispute related to a TSI segment percentage of completion project, the Company recorded negative income adjustments of $15.6 million during the quarter. These adjustments include negative revenue adjustments of $9.6 million and project costs and accruals of $6.0 million. We expect the project to conclude in the second quarter of 2016. Estimated remaining project completion costs are $2.2 million.

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

Quarterly Adjusted EBITDA was $12.4 million, excluding revenue adjustments and charges of $15.6 million related to the TSI contractual dispute, representing decreases of $6.2 million and $2.1 million, respectively, over the prior year and prior quarters. These decreases resulted primarily from lower Managed Service revenue partially offset by benefits from cost containment actions. Quarterly Adjusted EBITDA, including the TSI contract dispute, was a negative $3.2 million.

Quarterly Cash Earnings, excluding revenue adjustments and charges of $15.6 million related to the TSI contractual dispute, were $16.2 million, or $0.92 per diluted share, representing increases of $2.2 million and $4.0 million, respectively, over the prior year and prior quarters. Quarterly Cash Earnings, including the TSI contract dispute, were $0.6 million, or $0.03 per diluted share, representing decreases of $13.4 million and $11.6 million, respectively, over the prior year and prior quarters.

Capital expenditures were $10.5 million compared to $6.1 million in the prior quarter and $9.2 million in the prior year quarter. Unlevered Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, and excluding revenue adjustments and charges of $15.6 million related to the TSI contractual dispute, was $1.9 million, representing decreases of $7.4 million and $6.5 million, respectively, over the prior year and prior quarters. Unlevered Free Cash Flow was negative $13.7 million, including the TSI contract dispute, representing decreases of $23.0 million and $22.1 million, respectively, over the prior year quarter.

The Company recorded total negative adjustments of $15.6 million related to the TSI contractual dispute, a $1.7 million impairment of property, plant and equipment in our North America land operations, and incurred $1.0 million of executive departure costs in the quarterly and full year periods ended December 31, 2015. The Company recorded $12.7 million of impairment to goodwill and intangibles in the full year period ended December 31, 2015 in our North America land operations. Additionally, the Company incurred $7.4 million of restructuring charges for the year ended December 31, 2015 related to a series of resource reallocation and headcount reductions implemented in connection with the decline in oil and gas activity. The executive departure costs, impairment of goodwill, intangibles, property, plant and equipment and restructuring charges are added back to net income in our non-GAAP measures below.

Marty L. Jimmerson, interim chief executive officer and president, commented, “Our managed services business performed well against a difficult market that was challenged as a result of declining oil prices and reduced customer spending. While we are operating in a market that we anticipate will remain difficult in the interim, we will continue to focus on providing the same best-in-class and high quality services to the energy industry during this down cycle. Importantly, we have taken steps to expand our service offerings beyond an energy pure play by focusing our managed services core competencies on additional remote communication market opportunities. We are disappointed in the amount of time and resources it has taken to resolve the outstanding project contractual dispute with our TSI customer. While we recorded a significant adjustment in the quarter, we are pursuing multiple avenues of dispute resolution that are available to us to reach a satisfactory conclusion to the matter.”

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

A conference call for investors will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, March 1, 2016, to discuss RigNet’s 2015 fourth quarter results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

Non-GAAP Financial Measures

This press release contains the following non-GAAP measures: Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings (Loss) and Cash EPS. Gross Profit (excluding depreciation and amortization), Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings (Loss) and Cash EPS are financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s most recent 10-K filings for the year ended December 31, 2015 for a more detailed discussion of the uses and limitations of our non-GAAP financial measures.

GAAP defines gross profit as revenue less cost of revenue, and includes in costs of revenue depreciation and amortization expenses related to revenue-generating long-lived and intangible assets. We define Gross Profit (excluding depreciation and amortization) as revenue less cost of revenue (excluding depreciation and amortization). This measure differs from the GAAP definition of gross profit as we do not include the impact of depreciation and amortization expenses related to revenue-generating long-lived and intangible assets which represent non-cash expenses. We use this measure to evaluate operating margins and the effectiveness of cost management.

We define Adjusted EBITDA as net income (loss) plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property, plant and equipment, change in fair value of derivatives, stock-based compensation, IPO or merger/acquisition costs and related bonuses, executive departure costs, restructuring charges and non-recurring items. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Unlevered Free Cash Flow as Adjusted EBITDA less capital expenditures. Unlevered Free Cash Flow should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.

We define Cash Earnings (Loss) as net income (loss), plus depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, foreign exchange impact of intercompany financing activities, (gain) loss on retirement of property and equipment, change in fair value of derivatives, stock-based compensation, IPO or merger/acquisition costs and related bonuses, executive departure costs, restructuring charges and non-recurring items. We define Cash EPS as Cash Earnings

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

(Loss) divided by diluted shares. Cash Earnings (Loss) and Cash EPS should not be considered as an alternative to net income (loss), operating income (loss), basic or diluted earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP.

About RigNet

RigNet (NASDAQ: RNET) is a leading global provider of digital technology solutions focusing on serving energy facilities, maritime vessels and other global remote locations. RigNet provides solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and real-time data services to more than 1,100 remote sites in over 50 countries on six continents. RigNet is based in Houston, Texas. For more information, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor contact
Charles E. Schneider	Tel: +1 (281) 674-0699
Chief Financial Officer, RigNet, Inc.	investor.relations@rig.net

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Unaudited Consolidated Statements of Comprehensive Income Data:
Revenue	$52,186	$66,318	$86,656	$271,260	$330,174

Expenses:
Cost of revenue (excluding depreciation and amortization)	41,378	38,191	46,815	163,238	188,209
Depreciation and amortization	8,070	8,094	7,855	32,471	29,462
Impairment of goodwill, intangibles, and property, plant and equipment	1,670	12,592	2,719	14,262	2,719
Selling and marketing	2,380	2,129	2,460	9,449	9,298
General and administrative	13,369	13,538	19,579	63,192	66,402

Total expenses	66,867	74,544	79,428	282,612	296,090

Operating income (loss)	(14,681)	(8,226)	7,228	(11,352)	34,084
Other expense, net	(607)	(864)	(1,235)	(2,899)	(2,701)

Income (loss) before income taxes	(15,288)	(9,090)	5,993	(14,251)	31,383
Income tax expense	4,329	(1,789)	(3,996)	(2,409)	(15,400)

Net income (loss)	$(10,959)	$(10,879)	$1,997	$(16,660)	$15,983

Income (Loss) Per Share - Basic and Diluted
Net income (loss) attributable to RigNet, Inc. common stockholders	$(11,040)	$(10,944)	$1,916	$(16,974)	$15,635
Net income (loss) per share attributable to RigNet, Inc. common stockholders, basic	$(0.63)	$(0.62)	$0.11	$(0.97)	$0.90
Net income (loss) per share attributable to RigNet, Inc. common stockholders, diluted	$(0.63)	$(0.62)	$0.11	$(0.97)	$0.87
Weighted average shares outstanding, basic	17,610	17,567	17,454	17,534	17,321
Weighted average shares outstanding, diluted	17,610	17,567	17,874	17,534	17,899
Unaudited Non-GAAP Data:
Gross Profit (excluding depreciation and amortization)	$10,808	$28,127	$39,841	$108,022	$141,965
Gross Profit (excluding depreciation and amortization) margin	20.7%	42.4%	46.0%	39.8%	43.0%
Adjusted EBITDA	$(3,211)	$14,498	$18,541	$46,907	$73,735
Adjusted EBITDA margin	(6.2)%	21.9%	21.4%	17.3%	22.3%
Unlevered Free Cash Flow	$(13,674)	$8,427	$9,320	$14,217	$33,333
Cash Earnings	$585	$12,207	$13,994	$42,444	$56,150
Cash EPS	$0.03	$0.69	$0.78	$2.42	$3.14

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Reconciliation of Gross Profit to Gross Profit (excluding depreciation and amortization):
Gross profit	$3,088	$20,354	$32,341	$76,928	$113,868
Depreciation and amortization related to cost of revenue	7,720	7,773	7,500	31,094	28,097

Gross Profit (excluding depreciation and amortization)	$10,808	$28,127	$39,841	$108,022	$141,965

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA, Unlevered Free Cash Flow, Cash Earnings (Loss) and Cash EPS:
Net income (loss)	$(10,959)	$(10,879)	$1,997	$(16,660)	$15,983
Interest expense	533	502	551	2,054	2,185
Depreciation and amortization	8,070	8,094	7,855	32,471	29,462
Impairment of goodwill, intangibles, and property, plant and equipment	1,670	12,592	2,719	14,262	2,719
Foreign exchange impact of intercompany financing activities	—	—	856	—	856
(Gain) loss on sales of property, plant and equipment, net of retirements	(18)	(10)	(35)	(41)	(44)
Stock-based compensation	705	973	602	3,660	4,252
Restructuring costs	(104)	1,316	—	7,410	—
Executive departure costs	1,000	—	—	1,000	—
Acquisition costs	221	121	—	342	2,922
Income tax expense	(4,329)	1,789	3,996	2,409	15,400

Adjusted EBITDA (non-GAAP measure)	$(3,211)	$14,498	$18,541	$46,907	$73,735

Interest expense	(533)	(502)	(551)	(2,054)	(2,185)
Income tax expense	4,329	(1,789)	(3,996)	(2,409)	(15,400)

Cash Earnings (Loss) (non-GAAP measure)	$585	$12,207	$13,994	$42,444	$56,150

Diluted Shares	17,610	17,567	17,874	17,534	17,899

Cash EPS (non-GAAP measure)	$0.03	$0.69	$0.78	$2.42	$3.14

Adjusted EBITDA (non-GAAP measure)	$(3,211)	$14,498	$18,541	$46,907	$73,735
Capital expenditures	10,463	6,071	9,221	32,690	40,402

Unlevered Free Cash Flow (non-GAAP measure)	$(13,674)	$8,427	$9,320	$14,217	$33,333

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

	December 31,	December 31,
	2015	2014
	(in thousands)
Unaudited Consolidated Balance Sheet Data:
Cash and cash equivalents	$60,468	$66,576
Restricted cash	543	1,200
Total assets	258,116	299,837
Current maturities of long-term debt	8,421	8,405
Long-term debt	69,238	77,706

	Year Ended December 31,
	2015	2014
	(in thousands)
Unaudited Consolidated Statements of Cash Flows Data:
Cash and cash equivalents, January 1,	$66,576	$59,822
Net cash provided by operating activities	37,034	43,763
Net cash used in investing activities	(33,325)	(65,334)
Net cash provided by (used in) financing activities	(7,247)	30,536
Changes in foreign currency translation	(2,570)	(2,211)

Cash and cash equivalents, December 31,	$60,468	$66,576

	4th Quarter 2014	1st Quarter 2015	2nd Quarter 2015	3rd Quarter 2015	4th Quarter 2015
Selected Operational Data (4):
Offshore drilling rigs (1)	278	281	270	255	238
Strategic initiatives (2)	562	526	515	537	519
Other sites (3)	676	493	442	436	373

Total	1,516	1,300	1,227	1,228	1,130

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes production facilities, support vessels and international land rigs
(3)	Includes U.S. onshore drilling rigs, completion sites, man-camps, remote offices and supply bases
(4)	Includes sites acquired from Inmarsat’s Enterprise Energy business unit

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(in thousands)
Eastern Hemisphere:
Revenue	$33,809	$36,235	$42,312	$147,100	$163,935
Cost of revenue	17,316	18,103	19,854	72,053	76,842

Gross Profit (non-GAAP measure)	16,493	18,132	22,458	75,047	87,093

Gross Profit margin	48.8%	50.0%	53.1%	51.0%	53.1%
Depreciation and amortization	3,744	3,682	3,721	15,386	13,249
Selling, general and administrative	3,209	3,027	4,051	13,428	14,750

Operating income	$9,540	$11,423	$14,686	$46,233	$59,094

Adjusted EBITDA (non-GAAP measure)	$13,038	$14,994	$18,568	$61,242	$72,605

Adjusted EBITDA margin	38.6%	41.4%	43.9%	41.6%	44.3%
Western Hemisphere:
Revenue	$23,261	$24,578	$31,129	$102,621	$112,956
Cost of revenue	12,512	12,184	$13,170	50,364	58,996

Gross Profit (non-GAAP measure)	10,749	12,394	17,959	52,257	53,960

Gross Profit margin	46.2%	50.4%	57.7%	50.9%	47.8%
Depreciation and amortization	2,709	2,892	2,959	11,581	11,261
Impairment of goodwill, intangibles, and property, plant and equipment	1,670	12,592	—	14,262	—
Selling, general and administrative	3,091	3,454	5,732	15,425	16,144

Operating income (loss)	$3,279	$(6,544)	$9,268	$10,989	$26,555

Adjusted EBITDA (non-GAAP measure)	$7,664	$8,865	$11,858	$36,485	$37,224

Adjusted EBITDA margin	32.9%	36.1%	38.1%	35.6%	33.0%
Telecoms Systems Integration:
Revenue	$(4,884)	$5,505	$13,215	$21,539	$53,283
Cost of revenue	9,155	5,819	11,185	30,762	42,644

Gross Profit (non-GAAP measure)	(14,039)	(314)	2,030	(9,223)	10,639

Gross Profit margin	287.4%	(5.7)%	15.4%	(42.8)%	20.0%
Depreciation and amortization	775	791	867	3,104	3,806
Impairment of Goodwill	—	—	2,719	—	2,719
Selling, general and administrative	1,217	467	1,413	4,120	3,829

Operating income (loss)	$(16,031)	$(1,572)	$(2,969)	$(16,447)	$285

Adjusted EBITDA (non-GAAP measure)	$(15,275)	$(977)	$701	$(13,685)	$6,840

Adjusted EBITDA margin	312.8%	(17.7)%	5.3%	(63.5)%	12.8%

NOTE: Consolidated balances include the three segments above along with corporate activities and intercompany eliminations.

###

1880 SOUTH DAIRY ASHFORD,     SUITE 300 HOUSTON,     TEXAS 77077     PHONE 281.674.0100     FAX 281.674.0101     http://www.rig.net